UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 9, 2006
Allied Waste Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or other jurisdiction of incorporation or jurisdiction

1-14705	88-0228636

(Commission File Number)	(IRS Employer Identification Number)

15880 N. Greenway-Hayden Loop Suite 100, Scottsdale, Arizona	85260

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-10.01
EX-10.02
EX-10.03

Item 1.01. Entry into a Material Definitive Agreement.
2006 Salary Increases
     On February 9, 2006, the Management Development/Compensation Committee (the “Compensation Committee”) of the Board of Directors of Allied Waste Industries, Inc. (the “Company”), acting through a Special Subcommittee authorized by the Compensation Committee to act on its behalf, approved salary increases for certain of the Company’s management personnel, with such increases to be effective April 3, 2006. The following table sets forth the salary increases for the Company’s executive officers for 2006:

		2006
Name	Title	Salary
John J. Zillmer	Chief Executive Officer and Chairman of the Board	$875,500
Donald W. Slager	President and Chief Operating Officer	$772,500
Peter S. Hathaway	Executive Vice President and Chief Financial Officer	$597,400
Steven M. Helm	Executive VP, General Counsel and Corporate Secretary	$433,527
Edward A. Evans	Executive Vice President and Chief Personnel Officer	$432,600
Certification of Achievement of 2005 Performance Goals for Senior Management Incentive Plan
     On February 9, 2006, the Compensation Committee, acting through its Special Subcommittee, certified whether the various performance goals for 2005 under the Company’s Senior Management Incentive Plan (the “2005 Senior MIP”) had been achieved. The Compensation Committee determined that the Company attained the threshold 2005 financial performance goals with respect to 2005 EBITDA. In addition, the Compensation Committee determined that John J. Zillmer, the Company’s Chief Executive Officer, and each of the other participants in the 2005 Senior MIP, achieved their respective individual performance goals under the 2005 Senior MIP. The incentive amount awarded to Mr. Zillmer was prorated to reflect his period of service with the Company during 2005. The following table sets forth the incentive awards made under the 2005 Senior MIP to Mr. Zillmer and to each of the other participants in the 2005 Senior MIP:

Award under
Name	2005 Senior MIP
John J. Zillmer	$296,508
Donald W. Slager	$390,000
Peter S. Hathaway	$301,600
Steven M. Helm	$218,868
Donald A. Swierenga	$254,540
     In addition, on February 9, 2006, the Compensation Committee, acting through its Special Subcommittee, awarded Edward A. Evans a discretionary bonus of $55,000 for 2005. This bonus represents the amount of incentive compensation that would have been payable to Mr. Evans if he had participated in the 2005 Senior MIP, prorated to reflect his period of service with the Company during 2005.
Certification of Non-Achievement of 2005 Performance Goals for Long-Term Incentive Plan
     On February 9, 2006, the Compensation Committee, acting through its Special Subcommittee, certified that the Company had not achieved the goals with respect to EBITDA compound annual growth or average annual debt reduction for the 2003-2005 performance cycle (the “2003-2005 Cycle”) under the Company’s Long-Term Incentive Plan (“LTIP”). Accordingly, the Company did not make any LTIP awards to any of the Company’s executive officers for the 2003-2005 Cycle under the LTIP. In addition, the Compensation Committee decided not to implement a 2006-2008 performance cycle under the LTIP.
2006 Executive Incentive Compensation Plan and 2006 Senior Management Incentive Plan
     On February 9, 2006, the Company’s Board of Directors, acting through a Special Subcommittee authorized by the Board of Directors to act on its behalf, approved the 2006 Executive Incentive Compensation Plan

(the “EICP”), subject to stockholder approval at the 2006 annual meeting of stockholders. The EICP is designed to preserve the tax deductibility under Internal Revenue Code Section 162(m) of payments made to the Company’s CEO and the other four most highly compensated executive officers in any given year.
     On February 9, 2006, the Compensation Committee, acting through its Special Subcommittee, approved the 2006 Senior Management Incentive Plan (the “2006 Senior MIP”) pursuant to the EICP, subject to stockholder approval of the EICP. Each of the participants in the 2006 Senior MIP will have an opportunity to earn a targeted amount of annual incentive (“Targeted Annual Incentive”) equal to a percentage of the participant’s base salary for the period beginning January 1, 2006 and ending December 31, 2006. The Chief Executive Officer has an opportunity to earn a Targeted Annual Incentive equal to 115% of his base salary for 2006. Each of the Company’s other executive officers has an opportunity to earn a Targeted Annual Incentive equal to 100% of that officer’s base salary for the 2006 Performance Period.
     Annual incentive payments under the 2006 Senior MIP will be calculated based upon achievement of one or both of (a) Company performance goals (weighted at 80%), and (b) individual objectives (weighted at 20%). That is, if a participant earns an annual incentive as the result of attainment of one of the performance goals, but not the other, the annual incentive attributable to the attained performance goals will be paid. The performance goals are as follows:
1.	Overall Company Performance Goals: Achievement of overall Company performance goals (“Company Goals”) will be measured based on: (a) year-over-year Company Consolidated EBITDA Growth, (b) Return on Invested Capital and (c) Free Cash Flow. EBITDA and EBIT in either of these components are to be adjusted to remove the impact of restructuring charges and severance charges in either 2005 or 2006 to the extent that these were included in the results of the corporate office (only). “Company Consolidated EBITDA Growth” means the aggregate EBITDA for the entire Company (i.e., including all subsidiaries and divisions, and all organizational levels). “Return on Invested Capital” means EBIT for the year less taxes at an assumed rate of 40%, divided by the average (based on year-end results) Net Tangible Assets (“NTA”). NTA means (x) total assets less cash, goodwill, and investments in consolidated subsidiaries, minus (y) liabilities excluding all debt, and accrued balances for insurance reserves, interest, closure and post-closure, remediation, derivative liabilities and deferred tax obligations. “Free Cash Flow” means cash flow from operations, less capital expenditures, plus proceeds from fixed asset sales and plus or minus any change in disbursement account. EBIT, Free Cash Flow, and EBITDA include all accruals necessary to pay out Annual Incentives, and are adjusted for material acquisitions and divestitures as well as any restructuring charges.

2.	Individual Objectives: Achievement of individual objectives will be measured with respect to each participant. Each participant has two or more individual objectives which are appropriate for the participant’s position.
     The following table provides certain information with respect to potential future payouts to the Company’s Chief Executive Officer and other executive officers under the 2006 Senior MIP:

Maximum 2006
Name	Annual Incentive(1)
John J. Zillmer	$2,013,650
Donald W. Slager	$1,158,750
Peter S. Hathaway	$896,100
Steven M. Helm	$650,291
Edward A. Evans	$648,900

(1)	The maximum annual incentive that may be paid to any participant for any year under the plan cannot exceed the lesser of (a) 150% (230% in the case of the CEO) of the participant’s annual base salary, or (b) $5,000,000.
Amendment of 2005 Non-Employee Director Equity Compensation Plan

     On February 9, 2006, the Company’s Board of Directors, acting through its Special Subcommittee, approved an amendment to the 2005 Non-Employee Director Equity Compensation Plan (the “2005 Director Plan”). The amendment provides that if a non-employee director elects to have his or her cash fee award under the plan paid in shares of the Company’s common stock, the number of shares will be determined by dividing the dollar amount of the cash fee award to be paid in the form of shares by the fair market value of one share of common stock on the last day of the calendar quarter in which the cash fee award is to be paid, instead of the last day of the calendar month as originally provided in the 2005 Director Plan. The amendment does not require stockholder approval, and is effective as of May 20, 2005.
Amendment to Supplemental Executive Retirement Plan
     On February 9, 2006, the Compensation Committee, acting through its Special Subcommittee, approved the amendment and restatement of the Company’s Supplemental Executive Retirement Plan (“SERP”). The Compensation Committee amended the SERP to add certain defined terms and to make certain other non-substantive, technical changes. The terms and conditions of the amended and restated SERP are otherwise identical with the SERP as it existed prior to February 9, 2006.
Adoption of Stock Ownership Guidelines
     On February 9, 2006, the Company’s Board of Directors, acting through its Special Subcommittee, approved stock ownership and retention guidelines in order to encourage the Company’s directors and executive officers to acquire and retain ownership of a significant number of shares of the Company’s common stock while they serve as directors or officers of the Company. Under the guidelines, each non-employee director of the Company is expected to hold shares of the Company’s common stock having a value equal to five times his or her annual cash retainer. The expected number of shares to be held initially will be calculated as five times the annual cash retainer divided by a fixed stock price of $8.00 per share. The fixed stock price will be reviewed by the Compensation Committee at the beginning of each year and adjusted when necessary. All non-employee directors will be expected to retain 50% of all after-tax shares received from the Company, in any manner, until their ownership threshold is met. In some instances a designee director may instruct that any awards issuable to such designee director instead be issued to his or her designating person or affiliate. In these instances, the ownership test shall be applied to the designating person or affiliate.
     Under the guidelines, persons who are designated by the Company’s Board of Directors as “executive officers” under the Securities Exchange Act of 1934 (the “1934 Act”) are expected to hold shares of the Company’s common stock having a value as set forth in the table below. Each person designated as an executive officer will be expected to retain 50% of all after tax shares received from the Company in any manner until their ownership threshold is met.

Multiple of
Position (1)	Base Salary(2)
Chairman of the Board	3x
Chief Executive Officer	3x
President	3x
Executive Vice President	2.5x

(1)	An officer’s highest position will determine the ownership guideline that he or she must attain.

(2)	“Base salary” is determined as of the date the guidelines were adopted and thereafter at the beginning of each year of the executive’s employment term. The stock price initially is a fixed price of $8.00. The stock price will be reviewed at the beginning of each year and adjusted when necessary. Therefore, the impact of changes in both base salary and stock price will be reviewed at the beginning of each year.
Item 8.01. Other Events.
     On February 9, 2006, the Company’s Board of Directors, acting through its Special Subcommittee, designated John J. Zillmer, Donald W. Slager, Peter S. Hathaway, Steven M. Helm, and Edward A. Evans as “executive officers” of the Company under the 1934 Act, and as “officers” for purposes of Section 16 of the 1934 Act, and also designated James E. Gray, the Company’s Senior Vice President, Controller, and Chief Accounting Officer, as an “officer” for purposes of Section 16 of the 1934 Act, effective December 31, 2005.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit
Number	Description

10.01	2006 Senior Management Incentive Plan

10.02	First Amendment to the Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan

10.03	Allied Waste Industries, Inc. Supplemental Executive Retirement Plan, Restated Effective January 1, 2006

SIGNATURES
     (Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.
Dated: February 14, 2006	By:	/s/ Peter S. Hathaway
Peter S. Hathaway
Executive Vice President and Chief Financial Officer